Prospectus Supplement Filed pursuant to Rule 424(b)(3)

Registration No. 333-135018

PROSPECTUS SUPPLEMENT NO. 28

DATED OCTOBER 9, 2007

(To Prospectus Dated June 22, 2006)

ACCENTIA BIOPHARMACEUTICALS, INC.

2,470,500 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated June 22, 2006, of Accentia Biopharmaceuticals, Inc. (the “Company”) as supplemented by Supplement No. 27 thereto dated October 4, 2007, Supplement No. 26 thereto dated September 21, 2007, Supplement No. 25 thereto dated September 12, 2007, Supplement No. 24 thereto dated September 6, 2007, Supplement No. 23 thereto dated August 24, 2007, Supplement No. 22 thereto dated August 15, 2007, Supplement No. 21 thereto dated June 29, 2007, Supplement No. 20 thereto dated June 14, 2007, Supplement No. 19 thereto dated May 15, 2007, Supplement No. 18 thereto dated April 19, 2007, Supplement No. 17 thereto dated March 28, 2007, Supplement No. 16 thereto dated March 2, 2007, Supplement No. 15 thereto dated February 14, 2007*, Supplement No. 14 thereto dated January 29, 2007, Supplement No. 13 thereto dated January 19, 2007, Supplement No. 12 thereto dated December 29, 2006, Supplement No. 11 thereto dated December 14, 2006, Supplement No. 10 thereto dated November 15, 2006, Supplement No. 9 thereto dated November 6, 2006, Supplement No. 8 thereto dated November 3, 2006, Supplement No. 7 thereto dated October 20, 2006, Supplement No. 6 thereto dated October 2, 2006, Supplement No. 5 thereto dated September 26, 2006, Supplement No. 4 thereto dated September 12, 2006, Supplement No. 3 thereto dated August 29, 2006, Supplement No. 2 thereto dated August 24, 2006 and Supplement No. 1 thereto dated July 19, 2006. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 and 27 thereto. The Prospectus relates to the public sale, from time to time, of up to 2,470,500 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 and 27.

This prospectus supplement includes the attached two Form 8-Ks dated October 9, 2007 as filed by us with the Securities and Exchange Commission.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated June 22, 2006, as previously supplemented) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 9, 2007.

*The prospectus supplement dated February 14, 2007 was misnumbered and should have been prospectus supplement no. 15.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2007

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K:

(a)	Press release, dated October 8, 2007, by Accentia Biopharmaceuticals, Inc. (the “Company”) announcing completion of enrollment in its Fast-Tracked Pivotal Phase 3 Clinical Trial of SinuNase™ for Chronic Sinusitis. The Company projects unblinded data to be released in eighteen (18) weeks with filing for FDA approval in 2008. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K;

(b)	Press release, dated October 8, 2007, by the Company announcing its pre-investigational new drug meeting with the FDA for Revimmune™’s usage in a Pivotal Phase 3 study of refractory multiple sclerosis. Revimmune is a revolutionary treatment for multiple sclerosis intended to eliminate autoimmunity and restore lost function. A copy of this press release is attached as Exhibit 99.2 to this Form 8-K; and

(c)	Press release, dated October 8, 2007, by the Company announcing it has received official designation as a certified National Community Development Entity (CDE) from the U.S Treasury Department. This designation enables the Company to seek suballocations of grants from established CDE’s and to make direct application for grants from the annual $3.5 Billion New Market Tax Credit (NMTC) Program at the U.S. Treasury to facilitate financings of biotechnology products and companies. The Company pioneered the use of NMTCs to support biotechnology opportunities in 2006. A copy of this press release is attached as Exhibit 99.3 to this Form 8-K.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature and such statements are referred to as “forward-looking statements.” The forward-looking statements in this Form 8-K include statements about our product development programs, clinical trials for our SinuNase product and potential future market opportunity. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Accentia’s clinical trials and product development programs. All forward looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: October 9, 2007

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 8, 2007 titled: “Accentia Biopharmaceuticals Announces Completion of Enrollment in Fast-Tracked Pivotal Phase 3 Clinical Trial of SinuNase for Chronic Sinusitis.”

99.2	Press Release dated October 8, 2007 titled: “Accentia Announces Investigational New Drug Application for Revimmune Usage in a Pivotal Phase 3 Study of Refractory Multiple Sclerosis.”

99.3	Press Release dated October 8, 2007 titled: “Accentia Receives Official Designation as a Certified National Community Development Entity (CDE) from the United States Treasury Department.”

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Exhibit 99.1

Accentia Biopharmaceuticals Announces Completion of Enrollment in Fast-Tracked

Pivotal Phase 3 Clinical Trial of SinuNase for Chronic Sinusitis

Company Projects Unblinded Data in Eighteen Weeks with Filing for

Approval in 2008

TAMPA, FL—(BUSINESS WIRE)—Accentia Biopharmaceuticals (NASDAQ: ABPI—News) has completed enrollment of the 300th patient in its Phase 3 clinical trial of SinuNase™ for the treatment of Chronic Sinusitis (CS). Accordingly, the company forecasts that the trial will be unblinded in approximately eighteen weeks and that top-line results will be publicly announced shortly thereafter.

Based on an interim blinded intent-to-treat analysis of the primary endpoint of complete resolution of the cardinal symptoms for the first approximately 147 patients to finish the trial, the Company believes that the trial at its conclusion will show a highly statistically significant outcome for SinuNase. There continues to be a strong positive correlation of symptom resolution and objective evidence of improvement by endoscopy and CT scan. The placebo control arm in the SinuNase study is essentially buffered water with a yellow dye, which has shown no antifungal activity in quantitative microbiologic tests. If no patients in the placebo control arm are achieving the primary endpoint of complete resolution of the cardinal symptoms, then the interim blinded results would infer that about 40% of SinuNase patients are reaching the primary endpoint, whereas only a 9% response rate would be needed to reach the required statistical threshold. Pursuant to Regulation Full Disclosure (Reg FD) the company will file on Oct 9, 2007 an 8-K containing its current investor presentation on SinuNase. This presentation will be used in investor meetings and in discussions with potential commercial partners. This presentation is also available at the Company’s website (www.accentia.net). The Company, nevertheless, cautions that these are blinded results and that, as in any double-blinded placebo controlled clinical trial, the statistical analysis of the unblinded data at the conclusion of the trial could be adversely influenced if there is a greater than anticipated placebo effect in the control arm of the study.

Pending the unblinding and complete analysis of the Phase 3 results, including secondary endpoints, the Company intends to file for early approval for SinuNase under subpart E during 2008 for refractory CS. Subpart E allows for accelerated, conditional approval of therapeutics for serious unmet clinical indications. The Company believes that SinuNase (amphotericin B 0.01% suspension) is an appropriate candidate to seek conditional approval because: there is no approved pharmaceutical for CS, which affects more than thirty million patients in the U.S.; over 500,000 sinus surgeries are done each year for uncontrolled CS; CS causes substantial impairment of the quality of life; CS causes most cases of acute bacterial sinusitis leading to substantial morbidity; and because of widespread unapproved use of extemporaneously compounded formulations of amphotercin B for CS. Such approval, if granted, would require the company to conduct the second confirmatory Phase 3 clinical trial in order to remain on the market and to seek unconditional approval.

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As previously announced, over 700 patients underwent comprehensive evaluations including CT scans during enrollment for the Phase 3 trial. Approximately 200 otherwise qualified CS patients were unable to enroll because their CT scans, while consistent with the diagnosis of CS, did not show the predetermined amount of mucosal thickening required for enrollment. Pending the results of the current Phase 3 trial, the company is considering reducing the CT threshold for inclusion in the second trial. Accordingly, the company believes that it will have pre-identified a pool of about 150-200 CS candidates for the second Phase 3 study. The company projects that it will have both trials completed, and the NDA for unconditional approval, submitted before the end of 2008. As a Fast Track therapeutic, Accentia qualifies for a rolling submission of its NDA to the Food and Drug Association (FDA), and will request an expedited review.

About Accentia Biopharmaceuticals

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase(TM), a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID(TM) and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business, which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune(TM) SinuNase(TM), BiovaxID(TM), AutovaxID(TM), SinuTest(TM) and any other statements relating to products, product candidates, product development programs the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary

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statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

Contact:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, PhD, 813-864-2554 - Extension: 277

sbonitz@accentia.net

or

The Investor Relations Group, New York

Investors:

Adam Holdsworth, 212-825-3210

or

Media:

Janet Vasquez, 212-825-3210

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Exhibit 99.2

Accentia Announces Investigational New Drug Application for

Revimmune Usage in a Pivotal Phase 3 Study of Refractory Multiple

Sclerosis

Revolutionary Treatment for Multiple Sclerosis Intended to

Eliminate Autoimmunity and Restore Lost Function

TAMPA, FL—(BUSINESS WIRE)—Accentia Biopharmaceuticals (NASDAQ: ABPI—News) announces that it met with the Food and Drug Administration (FDA) on September 26, 2007 for a scheduled pre-Investigational New Drug (pre-IND) meeting on Revimmune™. The FDA has indicated its support for Accentia to submit an IND for a pivotal Phase 3 randomized controlled, multi-center clinical trial of Revimmune, the company’s potential therapeutic for refractory, relapsing-remitting Multiple Sclerosis (MS). The FDA indicated that they support the proposed submission from Accentia and that they are in overall agreement with the proposed design of the Accentia clinical program.

The Revimmune MS study will enroll subjects in a one-year study comparing baseline disability to disability at month 12 with an interim data analysis. After consultation with the FDA on the design of the trial, it was agreed that the primary endpoint will be recovery of lost function and that this unique study will be done under a special protocol assessment (SPA). Accentia will proceed diligently with submission of the IND under a SPA and of an application for Fast Track status, and currently projects commencement of the Phase 3 study in the first half of 2008. A Special Protocol Assessment is a declaration from the Food and Drug Administration that a proposed Phase 3 trial ‘s design, clinical endpoints, and statistical analyses are acceptable for FDA approval. All prior approved therapeutics suppress rather than eliminate autoimmunity and they have used the more limited indication of a reduction in the rate of progression of disability as their primary endpoint, not a reduction in disability as for Revimmune.

Revimmune is the first drug to propose restoration of lost function in MS patients. Using a patent-pending, ultra-high intensity, short-course of an intravenous formulation of cyclophosphamide, Revimmune is intended to “reboot” a patient’s immune system, thereby eliminating autoimmunity, whereas current therapies, including oral cyclophosphamide, are used chronically to attempt to suppress the inflammation of autoimmunity. Based on long-term follow-up with patients that showed complete remissions in previous studies, there is substantial evidence that Revimmune has the potential to cure cases of severe refractory autoimmune diseases, including aplastic anemia and myasthenia gravis. Revimmune uses a drug approved for other indications at other doses.

Developed by Dr. Richard Jones, Dr. Robert Brodsky, and colleagues at the Johns Hopkins University School of Medicine, Revimmune temporarily eliminates peripheral immune cells, including the immune cells causing the autoimmunity, while selectively sparing hematopoeitic stem cells in the bone marrow. Investigators at Johns Hopkins

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discovered that stem cells are unique in having high levels of a particular protective enzyme that can be measured in advance of therapy, which makes them impervious to Revimmune, and allows the surviving stem cells to give rise to a new immune system over two to three weeks. The newly reconstituted peripheral immune system typically lacks the misdirected immunity to self-antigens, which is characteristic of autoimmune diseases.

Revimmune can be administered as an inpatient or outpatient infusion for four hours per day for four consecutive days. The treatment is intended to allow patients to recover at home while their immune system reconstitutes itself over a two to three week period. Revimmune includes a risk management program to enhance patient safety by ensuring appropriate patient selection, supportive care, and tracking of outcomes data.

The principal investigator for the Phase 2 study with Revimmune at Johns Hopkins University School of Medicine is Dr. Douglas Kerr, associate professor of neurology. The co-principal investigators on this study are Dr. Daniel Drachman, Dr. Robert Brodsky, and Dr. Adam Kaplin. The National Multiple Sclerosis Society has supported the clinical protocol at Johns Hopkins University.

About Accentia Biopharmaceuticals

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase(TM), a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID(TM) and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business, which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

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Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune(TM) SinuNase(TM), BiovaxID(TM), AutovaxID(TM), SinuTest(TM) and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

Contact:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, PhD, 813-864-2554 - Extension: 277

sbonitz@accentia.net

or

The Investor Relations Group, New York

Investors:

Adam Holdsworth, 212-825-3210

or

Media:

Janet Vasquez, 212-825-3210

3 of 3

Exhibit 99.3

Accentia Receives Official Designation as a Certified National

Community Development Entity (CDE) from the United States

Treasury Department

Designation Enables Company to Seek Suballocations of Grants from Established CDE’s and to Make Direct Application for Grants from the Annual $3.5 Billion New Market

Tax Credit (NMTC) Program at the U.S. Treasury to Facilitate Financings of

Biotechnology Products and Companies

Accentia Pioneered the use of NMTCs to Support Biotechnology Opportunities in 2006

TAMPA, FL—(BUSINESS WIRE)—Accentia Biopharmaceuticals (NASDAQ: ABPI—News) announces that its wholly-owned special purpose subsidiary, Biotech CDE, Inc., has received official notification from the U.S. Treasury that it has qualified as a national community development entity. This notification means that Biotech CDE, Inc. may now make direct applications to the U.S. Treasury Department for New Market Tax Credits (NMTCs) to support research, development, manufacturing, and commercialization of biopharmaceuticals in qualifying census tracts within the U.S. Accentia pioneered the use of NMTCs to support biopharmaceuticals during 2006 when the Company facilitated two different NMTC allocations aggregating approximately $19 Million from established CDEs to support biotechnology opportunities at its majority owned subsidiary, Biovest International, Inc., while stimulating economic growth in qualified low income areas.

The NMTC program is an approximately $3.5 billion annual congressional subsidy managed by the U.S. Treasury Department for the purpose of encouraging economic development in economically depressed census tracts in the U.S. By using NMTCs, CDEs are able to supplement debt and equity financings with grant money boosting total capital by about 40%.

Accentia intends to apply for NMTCs to assist its financing of products and companies within Accentia, and to facilitate financings of new products and companies that Accentia believes offer superior investment opportunities. Additionally through its new CDE, Accentia intends to develop relationships with established CDE’s to obtain suballocations of NMTCs for investment in the biotechnology market that will provide economic growth in qualified low income areas.

About Accentia Biopharmaceuticals

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase(TM), a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID(TM) and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business, which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune(TM) SinuNase(TM), BiovaxID(TM), AutovaxID(TM), SinuTest(TM) and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

Contact:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, PhD, 813-864-2554 - Extension: 277

sbonitz@accentia.net

or

The Investor Relations Group, New York

Investors:

Adam Holdsworth, 212-825-3210

or

Media:

Janet Vasquez, 212-825-3210

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2007

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida (State or other jurisdiction of incorporation or organization)	000-51383 (Commission File Number)	04-3639490 (I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 7.01. Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: PowerPoint presentation to be used from time to time in presentations to various third parties. A copy of this PowerPoint presentation is attached as Exhibit 99.1 to this Form 8-K.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature and such statements are referred to as “forward-looking statements.” The forward-looking statements in this Form 8-K include statements about our product development programs, clinical trials for our SinuNase product and potential future market opportunity. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Accentia’s clinical trials and product development programs. All forward looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey General Counsel

Date: October 9, 2007

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EXHIBIT INDEX

Exhibit Number	Description

99.1	PowerPoint presentation to be used from time to time in presentations to various third parties.

4

SinuNase SinuNase Frank E. O’Donnell, Jr, MD Chairman and CEO Exhibit 99.1

Disclosure statement
Disclosure statement
This presentation includes forward-looking statements including statements regarding the timing and outcome of clinical trials, potential regulatory approvals, future demand for and sales of our products and the future development of new products. These statements are not guarantees of future performance and the Company's actual results could differ materially and adversely from those expressed in any forward looking statements. Additional information concerning factors that could cause such differences is contained in Accentia’s filings with the Securities and Exchange Commission. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Accentia’s clinical trials and product development programs. All forward looking statements in this presentation are qualified in their entirety by this cautionary statements and we undertake no obligation to revise or update this presentation to reflect developments, events or circumstances after the date hereof.

Chronic sinusitis
Chronic sinusitis
Symptoms
• Chronic nasal obstruction
• Chronic post-nasal drip and rhinorrhea
• Chronic periocular headaches
• Recurrent bouts of acute bacterial sinusitis
Signs
• Intranasal polyps on endoscopy
• Mucosal thickening on CT of sinuses
Costs
• $5.8 Billion per year in direct costs
• 30 Million antibiotic prescriptions per year
• 9.2 Million office visits
• 0.6 Million sinus surgeries/year

Chronic Sinusitis : Mucosal changes due to eosinophilic
infiltration of tissue…fungus is non-invasive
Chronic Sinusitis : Mucosal changes due to eosinophilic
infiltration of tissue…fungus is non-invasive
Eosinophils in tissue
migrate into mucus to
attack fungus
Polyps by endoscopy
Sinus mucosal thickening
by CT scan
Eosinophils and
fungus in mucus

How bad is it? Impact on Quality of Life is worse than back pain, congestive heart failure, chronic obstructive pulmonary disease
How bad is it? Impact on Quality of Life is worse than back pain, congestive heart failure, chronic obstructive pulmonary disease
CS impact on bodily pain scores (lower is worse), compared to congestive heart failure,
COPD, angina, and back pain/sciatica. (Glicklich, 1994).

How big is the market ?  10% of population has
chronic sinusitis
How big is the market ?  10% of population has
chronic sinusitis
2.5
4
12
22
31
0
5
10
15
20
25
30
35
Under ENT
Care
Post-Surgery
CRS
Moderate-to-
Severe CRS
Diagnosed Total with CRS

Prior management of CS
Prior management of CS
Hampered by lack of understanding of the pathogenesis
No approved pharmaceutical
Nothing has ever been in phase 3 study
Development pipeline: intranasal antibiotic
Functional endoscopic surgery
•Improve airway and sinus drainage by excising polyps
•Improve sinus drainage by enlarging the natural ostia
Intranasal steroids
Intranasal antihistamine
Short pulse of oral steroids
Lavage with saline

A paradigm shift: The cause of chronic sinusitis is
host sensitivity to a common mold (Alternaria)
A paradigm shift: The cause of chronic sinusitis is
host sensitivity to a common mold (Alternaria)
• Airborne Alternaria spores are ubiquitous
• Pigmented saprophytic mold (decaying vegetation)
• Also part of the black mold on damp gypsum board (sick buildings)
• Hyphal elements are very large (~200 microns in diameter)
• Patients with and without chronic sinusitis have the mold in the mucus
• Patients with chronic sinusitis are sensitive to a secreted protein
• Eosinophilic response in patients with chronic sinusitis to the secreted protein
• Eosinophils migrate into the mucus and degranulate injuring mold and tissue

CRS: An Immune Response to Fungi
CRS: An Immune Response to Fungi
Electron microscopy image:
Eosinophil (blue) releasing
major basic protein as it
comes into contact with a
fungal hyphae (green).
This toxic protein is
damaging to both the
fungus and the mucosal
tissue of the sinus and
nose.

Eosinophils and Alternaria In Vitro: eosinophils from normal patients are recruited by lymphocytes from patients with CS, but not lymphocytes from normals, to attack the fungus
Eosinophils and Alternaria In Vitro: eosinophils from normal patients are recruited by lymphocytes from patients with CS, but not lymphocytes from normals, to attack the fungus

Reactivity to fungus is responsible for  CS
Reactivity to fungus is responsible for  CS
Eosinophils target fungi in the mucin of CS
patients. When that occurs, the eosinophils
release toxic granule proteins, such as
major basic protein (MBP). MBP in mucin
indicates a reaction to the fungus.
•70% of  submitted (3,000+) specimens are MBP positive
•100% of confirmed CS patients in trial are MBP positive
•
This strong correlation supports the paradigm shift to a
fungal-driven inflammatory etiology (cause) for CS

CRS Treatment Strategy: Topical Antifungals
CRS Treatment Strategy: Topical Antifungals
• Systemic antifungals associated with side effects
• All side effects are dose related
• Fungi are only in the mucus
• Intranasal delivery would avoid systemic effects
•
Direct mucoadministration: high dose to organism, low dose to host
• Reduction of antigenic load is the goal, NOT eradication of the fungus

SinuNase License
SinuNase License
Accentia’s License from the Mayo Foundation:
Exclusive global license for intranasal Amphotericin B for
CS
Exclusive option to license all other antifungals until Dec
2008
Patent expires 2018: method of use for product and for
diagnostic.
Additional patents pending on formulations
Sales-based royalties : cumulative 23%
Estimated selling price $200/month (based on compounded
products) with 5% COGS

SinuNase Study Summary
SinuNase Study Summary
(p<0.0012)
Pump Spray
2003 Geneva University
Study (Pump Spray)
(p<0.04)
SNOT-20 Lavage
2004 Mayo Clinic Study
Double blind, randomized
placebo controlled study
(p=0.018)
Pump Spray
2006 Corradini Study (Pump
Spray)
Objective Improvement? Subjective Improvement? Lavage or Pump Spray? Study Center
(P<0.001)
Lavage
2002 Mayo Clinic Study
(p<0.0012)
Lavage
2002 Geneva University
Study

Ebbens and Fokkens Study (JACI Nov 2006)
Ebbens and Fokkens Study (JACI Nov 2006)
No significant differences were observed
after 13 weeks of treatment
Results
Primary outcomes included a reduction in total visual analog scale
(VAS) score of symptoms and nasal endoscopy score.
Endpoints
116  patients with CRS
were instructed to instill 25 mL amphotericin B (100 mg/mL) or placebo to each nostril twice daily for 3 months.
Patients
Double-blind, placebo-controlled, multicenter study comparing the effectiveness of compounded amphotericin B nasal lavages with placebo using the EMCUR delivery device.
Objective
Why no effect?  Insufficient delivery with Emcur device (no pressure). SinuNase
Study uses Nasaline device to deliver lavage under pressure.

16 Emcur and Nasaline Devices Emcur and Nasaline Devices

SinuNase: Study Protocol Pivotal Phase 3
SinuNase: Study Protocol Pivotal Phase 3
Complete resolution of both cardinal symptoms Primary Endpoint
Un-blinding and top line results 18 weeks after last patient enrolled Expected study period
120 days Study duration per patient
At least 50 Number of study centers
Patients who have clinically definite refractory, post-surgical CS will be enrolled. Subjects must have signs and symptoms of recurrent
CS and a history of prior maxillary sinus surgery for CS consisting of antrostomy with or without polypectomy at least 6 months prior to study entry.  Patients must report and experience cardinal
symptoms of CS (nasal congestion and sinus headaches).
Patient population
Pivotal Phase III Study phase
Refractory (post-surgical) CS (chronic sinusitis) Indication
Placebo (matches SinuNase pH, tonicity, appearance, and color)
Comparative drug
Amphotericin B intranasal suspension 0.01% (no burning, no taste, no odor)
Study medication
ACC-05-01 - Amphotericin B Suspension in Refractory Chronic
Sinusitis
Study Number

SinuNase Lavage Formulation
SinuNase Lavage Formulation
Designed to allow ease of dispensing and low
cost of goods
Stable: room temp for 18+ months
Simple: preparation consistent with
ubiquitous saline lavages
Demonstrated greatest in-vitro efficacy when
compared to previously tested formulations
Compliant: all CTM contractors experienced,
qualified
Validated: blend uniformity and fill volume;
diluent sterility
Nasaline syringe provides measured dose
applied to nose with pressure (vs bulb
syringe)

19 0 0.5 1 1.5 2 2.5 3 What is the best delivery mechanism: Lavage>Spray>Nebulized What is the best delivery mechanism: Lavage>Spray>Nebulized Miller, et al. Laryngoscope 114:February 2004

Is 100 ug/cc of Ampho B adequate?
Is 100 ug/cc of Ampho B adequate?
MIC50 for Amphotericin B is  ~1ug/cc or 100X less
than SinuNase clinical formulation
Placebo control for SinuNase clinical trial has no
antifungal effect in vitro
from Pujol, et al. J. Antimicrobial Ther (2000) 46, 323-342
.

Clinical Trial Enrollment and Randomization
Clinical Trial Enrollment and Randomization
2.5
4
12
22
31
0
5
10
15
20
25
30
35
Under ENT Care Post-Surgery
CRS
Moderate-to-
Severe CRS
Undiagnosed Total with CRS
eMBP determination in the SinuNase phase 3 trial suggests that virtually 100% of cases of chronic sinusitis are due to fungal-induced inflammation.

Intent to Treat Analysis (ITT)
Intent to Treat Analysis (ITT)
N = 147
N = 143
Resolution of Congestion
and Headache at Week 16
60% 20%
20%
No Resolution
Partial Resolution
Complete Resolution
Note: Includes subjects discontinued from randomization
Change in Endoscopy Scores, by
Nostril, from Screening to Week 16
34%
18%
30%
13%
5%
Decreased in Both
Decreased in One, Remained the Same in the Other
Remained the Same in Both
Increased in One, Remained the Same in the Other
Increased in Both

23 Decrease in Endoscopy Scores (ITT; Week 16) Decrease in Endoscopy Scores (ITT; Week 16)

CT Scan Results (ITT; Week 16)
CT Scan Results (ITT; Week 16)
CT Scan Results at Week 16
57%
43%
Decrease in Percent Mucosal Thickening
Increase in Percent Mucosal Thickening
n=115
(Note: Does not include all subjects discontinued from randomization)

25 Decrease in Mucosal Thickening (ITT; Week 16) Decrease in Mucosal Thickening (ITT; Week 16)

26 CT scan at baseline vs 16 weeks: SinuNase or Placebo Control? CT scan at baseline vs 16 weeks: SinuNase or Placebo Control? CT of maxillary sinus at enrollment CT of maxillary sinus at 16 weeks

Saline Lavage Trials in Chronis Sinusitis (CS)
Saline Lavage Trials in Chronis Sinusitis (CS)
6 point visual analog scale: 0.3
pt. delta for each
6 point visual analog scale:
0.3 pt. delta for each
Ems salt solution
and saline
Yes Bachmann
(2000)
Yes
Yes
CS
Confirmed
Polyposis recurred in 44% of
saline treated pt’s
N/A
Saline lavage vs
intranasal
steroids
Bross-Soriano
(2004)
Worsened CT scans
Increased inflammation
Did not improve endoscopy
staging
No Sterile water
lavage
Ponikau, et
al(2005)
Objective Improvement? Effect on Symptoms? Placebo Solution
Description
(control groups)
Study
Conclusion: No evidence that saline or water lavage can eliminate symptoms, reduce polyposis, or improve mucosal thickening on CT scan

0%
7%
10%
9%
19%
24%
40%
33%
30%
0%
5%
10%
15%
20%
25%
30%
35%
40%
45%
Placebo
Active (Minimum response for
statistical significance)
Imputed % of SinuNase
responders
Imputed % of SinuNase responders for any given % of placebo  responders and the corresponding minimum SinuNase response rate for statistical significance.
Imputed % of SinuNase responders for any given % of placebo  responders and the corresponding minimum SinuNase response rate for statistical significance.

Time of first reported resolution of congestion, headache, or both, in subjects with resolution of both cardinal symptoms at 16 weeks
Time of first reported resolution of congestion, headache, or both, in subjects with resolution of both cardinal symptoms at 16 weeks
32%
53%
74%
79%
84%
95%
100% 100%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
2 4 6 8 10 12 14 16
Weeks
n=19

Projected event timelines
Projected event timelines
First phase 3 study enrollment completed.
200+ patients qualified but for CT criterion
Projected un-blinding: 18 weeks from
completion of enrollment
File for accelerated approval subpart E
Commercial partnership finalized
Second phase 3 study
•300 patients
•Modified CT scan criteria
•12 week trial
•Commence enrollment Mar 2008
•Complete enrollment May 2008
•Un-blind by Oct 2008
NDA submission
•Rolling submission
•FDA approval April 2009
648
658
669
690
701
0
100
200
300
400
500
600
700
800
1Aug
2 3 4 5
Patients Screened
Week of
ACC-05-01 Cumulative Number of
27 Aug
3 Sept
10 Sept
13 20 Aug

Fungal Etiology of CRS (ACAAI 2006)
Fungal Etiology of CRS (ACAAI 2006)
Survey Outcomes:
Fungal Etiology of CRS?
Fungal Etiology as Primary Cause?
Surgical Population is where Fungal Etiology Most Likely?
74.9%
Agree
Disagree
37.4%
Agree
Disagree
83.6%
Agree
Disagree

ENT Reports and Intranasal Antifungals
ENT Reports and Intranasal Antifungals
At least 50% of ENTs and 50% of
allergists reported using intranasal
antifungals on their adult CS patients
and/or surgery refractory CS patients.
On average, 5% of adult CS patients and
7% of the surgery refractory CS patients
are treated with intranasal antifungals.
50.0%
Yes
No
5%, 7%
Treated
NonTreated

Commercialization Strategy
Commercialization Strategy
ABPI markets SinuNase to ENTs and Allergists
• 15,000 in the USA
•Market diagnostic and other products to them already
•Currently 43 person sales force at ABPI
Commercial co-promotion partnership with Pharma partner for primary care
•80-90% of patients
•Diagnostic is critical for these prescribers
Commercial partnership with Pharma for ROW

SinuNase Projected Revenues and Market
SinuNase Projected Revenues and Market
(a) Assumed launch in 2009; 200,000 on off-label, 70% adoption rate of those patients @ $2500/pt/yr for first year, increasing by 30% on successive yrs.; 35 million Americans suffer from rhinosinusitis; approximately 90% of cases are chronic
FY Ending September 30 (a)
$350M
3.5%
0.47%
$455M
4.5%
0.61%
$592M
5.9%
0.79%
$M
$100M
$200M
$300M
$400M
$500M
$600M
$700M
$800M
$900M
2009 2010 2011
Revenues
Mkt % (4M pt’s)
Mkt % (30M pt’s)
User Base
User Base
Estimated >200,000 patients
on compounded intranasal
ampho B in 2007
Annual cost of compounded
lavage is ~$2500
Dispensed as a 1,000 cc
suspension that must be kept
refrigerated
15-20% of patients complain
of burning

Summary: 12 Key Points on SinuNase
Summary: 12 Key Points on SinuNase
1. Largest untapped pharma market in US and EU is CS
2.  No competitor in the pipeline
3.  Patent-protected product
4.  Patent-protected companion diagnostic
5.  Well-tolerated formulation
6.  Very low risk of adverse effects
7.  Low cost of goods
8.  Acceptance of fungal-induced etiology by specialists
9.  Built in user-base at launch
10. Ability to drive substantial revenue independent of commercial partner
11. Opportunity to get accelerated approval in 2008
12. NDA approval in 2009